Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A6 of our report dated July 7, 2025 relating to the combined financial statements of Off the Hook YS, Inc. and Affiliate’s audit of the combined financial statements as of and for the years ended December 31, 2024 and 2023 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

October 10, 2025